EXHIBIT 99.1

Purchase, New York        Telephone: 914-253-2000        www.pepsico.com

Contacts:	Investor Jamie Caulfield Senior Vice President, Investor Relations 914-253-3035 jamie.caulfield@pepsico.com	Media Melisa Tezanos Senior Director, Media Bureau 914-253-2599 melisa.tezanos@pepsico.com

PepsiCo Reports First Quarter 2013 Results

•	Core[1] EPS $0.77, up 12 percent. Reported EPS $0.69, a decline of 3 percent reflecting the impact of the devaluation of net monetary assets in Venezuela

•	Organic[1] revenue grew 4.4 percent. Reported net revenue increased 1 percent reflecting the impacts of foreign currency translation and structural changes

•	Core operating margin expanded 80 basis points. Reported operating margin declined 70 basis points reflecting the Venezuela devaluation

•	Company expects to return approximately $6.4 billion to shareholders through dividends and share repurchases in 2013

•	Company reaffirms 7 percent core constant currency[1] EPS growth guidance for 2013

PURCHASE, N.Y. – April 18, 2013 – PepsiCo, Inc. (NYSE: PEP) today reported core earnings per share of $0.77 for the first quarter, an increase of 12 percent on organic revenue growth of 4.4 percent.

“We’re greatly encouraged by the strong start to 2013. We delivered solid organic revenue growth and double-digit core EPS growth in the first quarter, driven by our balanced food and beverage product and global geographic portfolio. Our investments in creating this portfolio are paying off and our brand and innovation strategies are driving sustainable top-line growth,” said Chairman and CEO Indra Nooyi.

“We are driving increased marketplace execution and making higher investments in marketing and innovation to drive future growth. In the first quarter, our advertising and marketing expense increased by 11 percent, while our core operating margin increased 80 basis points.

“Importantly, we’re laser focused on ramping up the effectiveness and efficiency of every aspect of our operating system, from procurement to manufacturing to selling and

[1]	Please refer to the Glossary for the definitions of Non-GAAP financial measures including core, constant currency, organic and management operating cash flow.

distribution. For the full year 2013, we expect to deliver approximately $900 million in productivity savings as part of our three-year, $3 billion productivity program, which will fund future growth investments and further enhance our operating margins. And, we’ve already begun to identify the next tranche of productivity savings to extend beyond our current program.

“We are squarely on track to deliver on our financial commitments for 2013, and remain committed to acting with urgency and intensity to create long-term value for our shareholders.”

Operating and Marketplace Highlights

•	Achieved 4.4 percent organic revenue growth with a good balance between volume growth[2] and price realization.

•

PepsiCo Americas Foods organic revenue grew 6 percent in the quarter driven by organic revenue growth in all divisions, including Frito-Lay North America, Quaker Foods North America and Latin America Foods. Reported net revenue increased 5 percent in the quarter.

•	Frito-Lay North America market share in the U.S. grew in the quarter, reflecting 4 percent volume growth driven by strategic investments and disciplined execution.

•

PepsiCo Americas Beverages core constant currency operating profit grew 4 percent in the quarter reflecting favorable effective net pricing and productivity gains. Reported operating profit was up 8 percent.

•

AMEA organic revenue grew 15 percent in the quarter driven by organic volume growth in both snacks and beverages. Reported net revenue in AMEA declined 14 percent, reflecting the impact of structural changes.

•

On an organic basis, emerging and developing market revenue grew 12 percent in the quarter. The refranchising of our beverage business in China and unfavorable foreign exchange impacted emerging and developing markets net revenue growth by 11 percentage points, resulting in 1 percent reported net revenue growth.

•	On an organic basis, international beverage volume grew 6 percent and international snack volume grew 5 percent.

•	Core gross margin expanded 130 basis points and reported gross margin expanded 100 basis points.

•	Core operating margin expanded 80 basis points including an 11 percent increase in advertising and marketing expense.

•	On track to deliver targeted $900 million of productivity savings during 2013 and $3 billion in productivity savings by 2015.

•	Management operating cash flow (excluding certain items) was $464 million. Cash flow from operations was $702 million.

•

Decreased net capital spending by $4 million in the quarter, with net capital spending of 4.0 percent of net sales over the past four quarters, an improvement of 70 basis points over the comparable prior four quarters.

[2]	All 2013 volume growth measures reflect an adjustment to the base year for divestitures that occurred in 2012.

•	On track to return a total of $6.4 billion to shareholders in 2013 through approximately $3.4 billion in dividends and approximately $3.0 billion in share repurchases.

Summary of First Quarter Financial Performance

•

Organic revenue grew 4.4 percent and reported net revenue grew 1 percent. Organic revenue growth was driven by balanced volume growth and effective net pricing. Structural changes, primarily refranchising in China, negatively impacted reported net revenue performance by 3 percentage points and foreign exchange translation had a 0.5-percentage-point unfavorable impact in the quarter.

•

Core constant currency operating profit increased 9 percent reflecting solid revenue growth and productivity gains, partially offset by increased advertising and marketing expense. Reported operating profit declined 4 percent and included the impact from the devaluation of net monetary assets in Venezuela, net impact of mark-to-market adjustments on commodity hedges, and certain restructuring and integration costs.

•

The company’s core effective tax rate was 24.5 percent, below the prior year quarter primarily due to income mix shift and the reversal of international tax reserves, partially offset by the lapping of a 2012 tax benefit related to prepayment of Medicare subsidy liabilities. The company’s reported effective tax rate was 26.3 percent and included the impact related to the Venezuela devaluation, restructuring and integration costs and hedging losses.

•

Core EPS was $0.77 and reported EPS was $0.69. Core EPS excludes a $0.07 per share impact from the devaluation of net monetary assets in Venezuela, a net impact of $0.01 per share related to mark-to-market adjustments on commodity hedges, and a $0.01 impact from restructuring and integration charges. Mark-to-market gains and losses on commodity hedges are subsequently reflected in core division results when the divisions recognize the cost of the underlying commodity in net income.

Summary First Quarter 2013 Performance (Percent Growth)

	Reported	Core Constant Currency[a]	Organic[b]
Volume
Snacks	4		4
Beverages	3		1
Net Revenue	1		4
Operating Profit[c]	(4)	9
EPS	(3)	13

	Volume	Net Revenue	Operating Profit[c]	Organic Revenue	Core Constant Currency Operating Profit
PAF	3	5	6	6	7
FLNA	4	4	6	4	5
LAF	1	11	18	14	25
QFNA	5	2	(4)	2	(6)

PAB	(3)	(1)	8	—	4
Europe	4/1[d]	5	10	4	14
AMEA	15/17[d,e]	(14)	24	15	19
Total Divisions	4/3[d]	1	8	4	7
Total PepsiCo	4/3[d]	1	(4)	4	9

[a]

Core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability. For more information about our core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Core” and “Constant Currency”.

[b]

Organic results are non-GAAP financial measures that adjust for impacts of acquisitions, divestitures and other structural changes and foreign exchange translation. For more information about our organic results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for the definition of “Organic”.

[c]

The reported operating profit performance was impacted by certain items excluded from our core results in both 2013 and 2012. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core”.

[d]	Snacks/Beverages.
[e]

AMEA beverage volume includes an estimated benefit of 6 percentage points relating to co-branded juice drinks in China, after adjustment to include co-branded juice drink volume in China for the first quarter of the base year (2012).

Division Operating Summaries

PepsiCo Americas Foods (PAF)

Organic revenue grew 6 percent in the quarter driven by 3 percentage points of organic volume growth and 3 percentage points of effective net pricing. Reported net revenue increased 5 percent reflecting a 1-percentage-point unfavorable impact from foreign exchange translation.

Core constant currency operating profit increased 7 percent, reflecting effective net pricing and productivity initiatives, partially offset by increased advertising and marketing investments.

Frito-Lay North America (FLNA)

Organic and reported net revenue each increased 4 percent in the quarter, reflecting a 4-percentage-point increase in organic volume and even effective net pricing.

Core constant currency operating profit grew 5 percent in the quarter reflecting organic revenue gains and productivity initiatives.

Latin America Foods (LAF)

Organic revenue grew 14 percent in the quarter, reflecting 1 percentage point of organic volume growth and 13 percentage points of effective net pricing. Reported net revenue grew 11 percent in the quarter, reflecting a 3-percentage-point unfavorable foreign exchange translation impact.

Core constant currency operating profit increased 25 percent. These results reflect the revenue growth and productivity gains partially offset by commodity cost inflation and increased advertising and marketing expense.

Quaker Foods North America (QFNA)

Organic revenue grew 2 percent, driven primarily by organic volume gains. Reported net revenue also grew 2 percent.

Core constant currency operating profit declined 6 percent, driven principally by increased advertising and marketing expense and investments in product innovation.

PepsiCo Americas Beverages (PAB)

Organic revenue in the quarter was even with the prior year reflecting organic volume that declined 3 percent and the negative impact of concentrate shipment timing, offset by effective net pricing. Latin America beverage volume increased 1 percent. In North America, non-carbonated beverage volume declined 1 percent, and CSD volume declined mid-single digits.

Reported net revenue declined 1 percent reflecting a less than 1-percentage-point impact of unfavorable foreign exchange translation.

Core constant currency operating profit increased 4 percent primarily reflecting favorable effective net pricing and productivity gains.

Europe

Organic revenue grew 4 percent, reflecting 2 percent organic volume growth and 2 percentage points of effective net pricing. Both snacks and beverages grew organic volume in the quarter. Reported net revenue grew 5 percent in the quarter, including a 1-percentage-point favorable impact from foreign exchange translation.

Core constant currency operating profit rose 14 percent in the quarter, reflecting organic revenue gains and continued productivity initiatives partially offset by higher commodity costs and increased advertising and marketing expense.

Asia, Middle East & Africa (AMEA)

Organic revenue grew 15 percent in the quarter, led by 15 percent organic volume growth in snacks and 10 percent organic volume growth in beverages. Reported net revenue declined 14 percent, reflecting a 27-percentage-point negative impact from structural changes, principally the refranchising of bottling operations in China, and an unfavorable 2-percentage-point impact from foreign exchange translation.

Core constant currency operating profit increased 19 percent, reflecting the organic revenue gains, partially offset by higher advertising and marketing expense.

2013 Guidance and Outlook

Consistent with its previous guidance for 2013, the company expects 7 percent core constant currency EPS growth versus its fiscal 2012 core EPS of $4.10. Based on the current foreign exchange market consensus, the company expects that foreign exchange translation will have an unfavorable impact of approximately 1 percentage point on the company’s full-year core EPS performance in 2013. Excluding the impact of structural changes and foreign exchange translation, organic revenue is expected to grow mid-single digits, consistent with the company’s long-term targets. The impact of structural changes, principally beverage refranchisings, are expected to reduce organic revenue growth by approximately 1 percentage point for the full year.

For 2013, the company expects low-single-digit commodity inflation, and productivity savings of approximately $900 million. The company also expects advertising and marketing expense to increase at or above the rate of net revenue growth. Below the operating profit line, the company expects higher interest expense driven by increased debt balances and a core effective tax rate of approximately 27 percent.

The company is targeting over $9 billion in cash flow from operating activities and more than $7 billion in management operating cash flow (excluding certain items) in 2013. Net capital spending is expected to be approximately $3 billion in 2013, within the company’s long-term capital spending target of less than or equal to 5 percent of net revenue.

The company expects to return a total of $6.4 billion to shareholders in 2013 through dividends of approximately $3.4 billion and share repurchases of approximately $3.0 billion.

Conference Call

At 8 a.m. (Eastern Time) today, the company will host a conference call with investors to discuss first-quarter results and the outlook for 2013. Further details, including a slide presentation accompanying the call, will be accessible on the company’s website at www.pepsico.com/investors in advance of the call.

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Income

(in millions except per share amounts, and unaudited)

	Quarter Ended
	3/23/2013	3/24/2012	Change
Net Revenue	$12,581	$12,428	1%

Cost of sales	5,834	5,889	(1)%
Selling, general and administrative expenses	5,066	4,792	6%
Amortization of intangible assets	23	25	(6)%

Operating Profit	1,658	1,722	(4)%

Interest expense	(214)	(198)	8%
Interest income and other	27	23	18%

Income before income taxes	1,471	1,547	(5)%

Provision for income taxes	386	414	(6)%

Net income	1,085	1,133	(4)%

Less: Net income attributable to noncontrolling interests	10	6	66%

Net Income Attributable to PepsiCo	$1,075	$1,127	(5)%

Diluted
Net Income Attributable to PepsiCo per Common Share	$0.69	$0.71	(3)%
Weighted-average common shares outstanding	1,563	1,584

Cash dividends declared per common share	$0.5375	$0.515

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PepsiCo, Inc. and Subsidiaries

Supplemental Financial Information

(in millions, unaudited)

	Quarter Ended
	3/23/2013	3/24/2012	Change
Net Revenue

Frito-Lay North America	$3,123	$3,010	4%
Quaker Foods North America	634	623	2%
Latin America Foods	1,367	1,235	11%

PepsiCo Americas Foods	5,124	4,868	5%

PepsiCo Americas Beverages	4,420	4,448	(1)%

Europe	1,942	1,845	5%

Asia, Middle East & Africa	1,095	1,267	(14)%

Total Net Revenue	$12,581	$12,428	1%

Operating Profit

Frito-Lay North America	$828	$780	6%
Quaker Foods North America	180	187	(4)%
Latin America Foods	216	183	18%

PepsiCo Americas Foods	1,224	1,150	6%

PepsiCo Americas Beverages	565	525	8%

Europe	88	81	10%

Asia, Middle East & Africa	184	148	24%

Division Operating Profit	2,061	1,904	8%

Corporate Unallocated
Mark-to-Market Net Impact (Losses)/Gains	(16)	84	n/m
Restructuring and Impairment Charges	(1)	2	n/m
Venezuela Currency Devaluation	(124)	—	n/m
Other	(262)	(268)	(2)%

	(403)	(182)	122%

Total Operating Profit	$1,658	$1,722	(4)%

n/m = not meaningful

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PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in millions, unaudited)

	Quarter Ended
	3/23/2013	3/24/2012
Operating Activities
Net income	$1,085	$1,133
Depreciation and amortization	551	555
Stock-based compensation expense	77	56
Merger and integration charges	1	2
Cash payments for merger and integration charges	(11)	(20)
Restructuring and impairment charges	11	33
Cash payments for restructuring charges	(30)	(44)
Cash payments for restructuring and other charges related to the transaction with Tingyi (Cayman Islands) Holding Corp. (Tingyi)	(1)	—
Non-cash foreign exchange loss related to Venezuela devaluation	111	—
Excess tax benefits from share-based payment arrangements	(36)	(35)
Pension and retiree medical plan contributions	(87)	(1,100)
Pension and retiree medical plan expenses	149	129
Deferred income taxes and other tax charges and credits	(23)	120
Change in accounts and notes receivable	(175)	(71)
Change in inventories	(351)	(266)
Change in prepaid expenses and other current assets	(201)	(197)
Change in accounts payable and other current liabilities	(578)	(960)
Change in income taxes payable	244	90
Other, net	(34)	(115)

Net Cash Provided by/(Used for) Operating Activities	702	(690)

Investing Activities
Capital spending	(303)	(316)
Sales of property, plant and equipment	8	17
Acquisitions and investments in noncontrolled affiliates	(30)	(32)
Divestitures	—	9
Short-term investments, net	40	52
Other investing, net	—	13

Net Cash Used for Investing Activities	(285)	(257)

Financing Activities
Proceeds from issuances of long-term debt	2,491	2,733
Payments of long-term debt	(1,190)	(9)
Short-term borrowings, net	(153)	(1,790)
Cash dividends paid	(831)	(816)
Share repurchases – common	(626)	(142)
Share repurchases – preferred	(2)	(1)
Proceeds from exercises of stock options	449	274
Excess tax benefits from share-based payment arrangements	36	35
Other financing	(1)	(1)

Net Cash Provided by Financing Activities	173	283

Effect of exchange rate changes on cash and cash equivalents	(172)	82
Net Increase/(Decrease) in Cash and Cash Equivalents	418	(582)
Cash and Cash Equivalents, Beginning of Year	6,297	4,067

Cash and Cash Equivalents, End of Period	$6,715	$3,485

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PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(in millions except per share amounts)

	3/23/2013	12/29/2012
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$6,715	$6,297
Short-term investments	296	322
Accounts and notes receivable, net	7,234	7,041
Inventories
Raw materials	1,846	1,875
Work-in-process	265	173
Finished goods	1,809	1,533

	3,920	3,581

Prepaid expenses and other current assets	1,745	1,479

Total Current Assets	19,910	18,720

Property, plant and equipment, net	18,844	19,136
Amortizable intangible assets, net	1,749	1,781

Goodwill	16,915	16,971
Other nonamortizable intangible assets	14,655	14,744

Nonamortizable Intangible Assets	31,570	31,715

Investments in noncontrolled affiliates	1,676	1,633
Other assets	1,606	1,653

Total Assets	$75,355	$74,638

Liabilities and Equity
Current Liabilities
Short-term obligations	$6,175	$4,815
Accounts payable and other current liabilities	11,244	11,903
Income taxes payable	575	371

Total Current Liabilities	17,994	17,089

Long-term debt obligations	23,225	23,544
Other liabilities	6,621	6,543
Deferred income taxes	5,051	5,063

Total Liabilities	52,891	52,239

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(166)	(164)

PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued, net of repurchased common stock at par value: 1,545 and 1,544 shares, respectively)	26	26
Capital in excess of par value	4,136	4,178
Retained earnings	43,395	43,158
Accumulated other comprehensive loss	(5,607)	(5,487)
Repurchased common stock, in excess of par value (321 and 322 shares, respectively)	(19,474)	(19,458)

Total PepsiCo Common Shareholders’ Equity	22,476	22,417

Noncontrolling interests	113	105

Total Equity	22,464	22,399

Total Liabilities and Equity	$75,355	$74,638

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PepsiCo, Inc. and Subsidiaries

Supplemental Share and Stock-Based Compensation Data

(in millions except dollar amounts, unaudited)

	Quarter Ended
	3/23/2013	3/24/2012
Beginning Net Shares Outstanding	1,544	1,565
Options Exercised/Restricted Stock Units and PEPUnits Converted	10	8
Shares Repurchased	(9)	(5)

Ending Net Shares Outstanding	1,545	1,568

Weighted Average Basic	1,544	1,568
Dilutive Securities:
Options	10	11
Restricted Stock Units	8	4
PEPUnits	—	—
ESOP Convertible Preferred Stock/Other	1	1

Weighted Average Diluted	1,563	1,584

Average Share Price for the Period	$73.67	$64.66
Growth Versus Prior Year	14%	—%

Options Outstanding	61	84
Options in the Money	58	54
Dilutive Shares from Options	10	11
Dilutive Shares from Options as a % of Options in the Money	17%	20%

Average Exercise Price of Options in the Money	$60.38	$50.66

Restricted Stock Units Outstanding	15	9
Dilutive Shares from Restricted Stock Units	8	4
Dilutive Shares from PEPUnits	—	—

Average Intrinsic Value of Restricted Stock Units Outstanding(a)	$68.24	$64.98
Average Intrinsic Value of PEPUnits Outstanding(a)	$66.65	$—

(a)	Weighted-average intrinsic value at grant date.

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PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information

Organic Growth

Quarter Ended March 23, 2013

(unaudited)

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change(a)
Net Revenue Year over Year % Change	Volume	Effective Net Pricing	Acquisitions & Divestitures	Foreign Exchange Translation	Quarter Ended 3/23/13	Quarter Ended 3/23/13

Frito-Lay North America	4	—	—	—	4	4
Quaker Foods North America	3	(1)	—	—	2	2
Latin America Foods	1	13	—	(3)	11	14
PepsiCo Americas Foods	3	3	—	(1)	5	6

PepsiCo Americas Beverages	(5)	5	—	—	(1)	—

Europe	2	2	—	1	5	4

Asia, Middle East & Africa	15	—	(27)	(2)	(14)	15

Total PepsiCo	1	3	(3)	(0.5)	1	4

(a)	Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of acquisitions and divestitures and foreign exchange translation from reported growth.

Note – certain amounts above may not sum due to rounding.

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PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Year over Year Growth Rates

Quarters Ended March 23, 2013 and March 24, 2012

(unaudited)

	GAAP Measure					Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments				Core(a) % Change	Percent Impact of	Core Constant Currency(a) % Change
Operating Profit Year over Year % Change	Quarter Ended 3/23/2013	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Venezuela currency devaluation	Quarter Ended 3/23/2013	Foreign exchange translation	Quarter Ended 3/23/2013

Frito-Lay North America	6	—	—	(1)	—	5	—	5
Quaker Foods North America	(4)	—	—	(3)	—	(6)	—	(6)
Latin America Foods	18	—	—	(1)	—	17	8	25
PepsiCo Americas Foods	6	—	—	(1)	—	5	1	7

PepsiCo Americas Beverages	8	—	—	(1.5)	(2.5)	3	—	4

Europe	10	—	(1)	6	—	14	(0.5)	14

Asia, Middle East & Africa	24	—	—	(5)	—	18	1	19

Division Operating Profit	8	—	—	(1)	(1)	6	1	7

Impact of Corporate Unallocated	(12)	6	—	—	7	1	—	1.5

Total Operating Profit	(4)	6	—	(1)	6	7	1	9

Net income Attributable to PepsiCo	(5)					10	1	12
Net income Attributable to PepsiCo per common share - diluted	(3)					12	1	13

	GAAP Measure					Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments				Core(a) % Change	Percent Impact of	Core Constant Currency(a) % Change
Operating Profit Year over Year % Change	Quarter Ended 3/24/2012	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Inventory fair value adjustments	Quarter Ended 3/24/2012	Foreign exchange translation	Quarter Ended 3/24/2012

Frito-Lay North America	1	—	—	1	—	2	—	2
Quaker Foods North America	(12)	—	—	2	—	(10)	—	(10)
Latin America Foods	7	—	—	3	—	10	8	18
PepsiCo Americas Foods	(1)	—	—	2	—	1	1	2

PepsiCo Americas Beverages	(6)	—	(4)	1.5	(2)	(9)	1	(9)

Europe	29	—	16	(2)	(40)	2.5	2	4

Asia, Middle East & Africa	2	—	—	6	—	7	(1)	6

Division Operating Profit	(1)	—	(0.5)	2	(2)	(2)	1	(1)

Impact of Corporate Unallocated	1	(3)	(2.5)	—	—	(4)	—	(4)

Total Operating Profit	—	(3)	(3)	2	(2)	(6)	1	(5)

Net income Attributable to PepsiCo	(1)					(9)	1	(8)
Net income Attributable to PepsiCo per common share - diluted	—					(7)	1	(6)

(a)	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-13 through A-15 for a discussion of each of these adjustments.

Note – certain amounts above may not sum due to rounding.

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PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Certain Line Items

Quarters Ended March 23, 2013 and March 24, 2012

(in millions except per share amounts, unaudited)

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Venezuela currency devaluation	Core(a)
	Quarter Ended 3/23/2013					Quarter Ended 3/23/2013

Cost of sales	$5,834	$(14)	$—	$—	$—	$5,820

Selling, general and administrative expenses	$5,066	$(2)	$(1)	$(11)	$(111)	$4,941

Operating profit	$1,658	$16	$1	$11	$111	$1,797

Provision for income taxes	$386	$5	$—	$3	$—	$394

Net income attributable to PepsiCo	$1,075	$11	$1	$8	$111	$1,206

Net income attributable to PepsiCo per common share - diluted	$0.69	$0.01	$—	$0.01	$0.07	$0.77

Effective tax rate	26.3%					24.5%

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Commodity mark-to- market net impact	Merger and integration charges		Core(a)
	Quarter Ended 3/24/2012			Restructuring and impairment charges	Quarter Ended 3/24/2012

Cost of sales	$5,889	$17	$—	$—	$5,906

Selling, general and administrative expenses	$4,792	$67	$(2)	$(33)	$4,824

Operating profit	$1,722	$(84)	$2	$33	$1,673

Provision for income taxes	$414	$(24)	$—	$10	$400

Net income attributable to PepsiCo	$1,127	$(60)	$2	$23	$1,092

Net income attributable to PepsiCo per common share - diluted	$0.71	$(0.04)	$—	$0.01	$0.69

Effective tax rate	26.7%				26.7%

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-13 through A-15 for a discussion of each of these adjustments.

Note – certain amounts above may not sum due to rounding.

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PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Operating Profit by Division

Quarters Ended March 23, 2013 and March 24, 2012

(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported	Commodity mark-to-market net impact	Merger and integration charges	Restructuring and impairment charges	Venezuela currency devaluation	Core(a)
Operating Profit	Quarter Ended 3/23/2013					Quarter Ended 3/23/2013

Frito-Lay North America	$828	$—	$—	$2	$—	$830
Quaker Foods North America	180	—	—	(1)	—	179
Latin America Foods	216	—	—	4	—	220

PepsiCo Americas Foods	1,224	—	—	5	—	1,229

PepsiCo Americas Beverages	565	—	—	—	(13)	552

Europe	88	—	1	4	—	93

Asia, Middle East & Africa	184	—	—	1	—	185

Division Operating Profit	2,061	—	1	10	(13)	2,059

Corporate Unallocated	(403)	16	—	1	124	(262)

Total Operating Profit	$1,658	$16	$1	$11	$111	$1,797

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Commodity mark-to-market net impact	Merger and integration charges	Restructuring and impairment charges	Core(a)
Operating Profit	Quarter Ended 3/24/2012				Quarter Ended 3/24/2012

Frito-Lay North America	$780	$—	$—	$8	$788
Quaker Foods North America	187	—	—	5	192
Latin America Foods	183	—	—	6	189

PepsiCo Americas Foods	1,150	—	—	19	1,169

PepsiCo Americas Beverages	525	—	—	8	533

Europe	81	—	2	(1)	82

Asia, Middle East & Africa	148	—	—	9	157

Division Operating Profit	1,904	—	2	35	1,941

Corporate Unallocated	(182)	(84)	—	(2)	(268)

Total Operating Profit	$1,722	$(84)	$2	$33	$1,673

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-13 through A-15 for a discussion of each of these adjustments.

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PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

(unaudited)

Gross Margin Growth Reconciliation

	Quarter Ended
	3/23/2013
Reported Gross Margin Growth	102	bps
Commodity Mark-to-Market Net Impact	25

Core Gross Margin Growth	127	bps

Operating Margin Growth Reconciliation

	Quarter Ended
	3/23/2013
Reported Operating Margin Growth	(68	) bps
Commodity Mark-to-Market Net Impact	81
Merger and Integration Charges	(1)
Restructuring and Impairment Charges	(18)
Venezuela Currency Devaluation	88

Core Operating Margin Growth	83	bps

Net Cash Provided by Operating Activities Reconciliation (in millions)

Quarter Ended
3/23/2013
Net Cash Provided by Operating Activities	$702
Capital Spending	(303)
Sales of Property, Plant and Equipment	8

Management Operating Cash Flow	407
Discretionary Pension and Retiree Medical Contributions	13
Merger and Integration Payments (after-tax)	9
Payments Related to Restructuring Charges	30
Capital Investments Related to the Productivity Plan	4
Payments for Restructuring and Other Charges Related to the Transaction with Tingyi	1

Management Operating Cash Flow excluding above Items	$464

Net Cash Provided by Operating Activities Reconciliation (in billions)

2013 Guidance
Net Cash Provided by Operating Activities	$	~9
Net Capital Spending		~(3)

Management Operating Cash Flow		~6
Certain Other Items(a)		~1

Management Operating Cash Flow excluding Certain Other Items	$	~7

Emerging and Developing Markets Net Revenue Growth Reconciliation

Quarter Ended
3/23/2013
Reported Emerging and Developing Markets Net Revenue Growth	1%
Impact of Acquisitions and Divestitures	9
Impact of Foreign Currency Translation	2

Emerging and Developing Markets Organic Revenue Growth	12%

(a)	Certain other items include discretionary pension and retiree medical contributions, merger and integration payments, payments related to restructuring charges, capital investments related to the bottling integration, capital investments related to the Productivity Plan and payments related to tax settlements.

Note – certain amounts above may not sum due to rounding.

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Cautionary Statement

Statements in this communication that are “forward-looking statements,” including our 2013 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “believe,” “expect,” “intend,” “estimate,” “project,” “anticipate,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; changes in the legal and regulatory environment; PepsiCo’s ability to compete effectively; PepsiCo’s ability to grow its business in emerging and developing markets or unstable political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are sold; unfavorable economic conditions in the countries in which PepsiCo operates; increased costs, disruption of supply or shortages of raw materials and other supplies; failure to realize anticipated benefits from PepsiCo’s productivity plan or global operating model; disruption of PepsiCo’s supply chain; damage to PepsiCo’s reputation; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; trade consolidation or the loss of any key customer; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; fluctuations in foreign exchange rates; climate change, or legal, regulatory or market measures to address climate change; failure to successfully renew collective bargaining agreements or strikes or work stoppages; any infringement of or challenge to PepsiCo’s intellectual property rights; and potential liabilities and costs from litigation or legal proceedings.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Miscellaneous Disclosures

In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Investor Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and reflect how management evaluates our operating results and trends.

Glossary

Acquisitions and divestitures: All mergers and acquisitions activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.

Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.

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Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2013, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of WBD, restructuring and impairment charges and a charge related to the Venezuela currency devaluation. In 2012, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of WBD, restructuring and impairment charges, restructuring and other charges related to the transaction with Tingyi, a pension lump sum settlement charge and a tax benefit related to a tax court decision. See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.

Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.

Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.

Management operating cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).

Management operating cash flow, excluding certain items: Management operating cash flow, excluding: (1) discretionary pension and retiree medical contributions, (2) merger and integration payments in connection with the PBG, PAS and WBD acquisitions, (3) restructuring payments, (4) capital investments related to the bottling integration, (5) capital investments related to the productivity plan, (6) payments for restructuring and other charges related to the transaction with Tingyi and (7) the tax impacts associated with each of these items, as applicable. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow). See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.

Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.

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Organic: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes and foreign exchange translation. In excluding the impact of foreign exchange translation, we assume constant foreign exchange rates used for translation based on the rates in effect for the comparable prior-year period. See the definition of “Constant currency” for additional information.

Reconciliation of GAAP and Non-GAAP Information (unaudited)

Division operating profit, core results, core constant currency results and organic results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and reflect how management evaluates our operational results and trends.

Commodity mark-to-market net impact

In the quarter ended March 23, 2013, we recognized $16 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the quarter ended March 24, 2012, we recognized $84 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the year ended December 29, 2012, we recognized $65 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. These commodity derivatives include agricultural products, metals and energy. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in net income.

Merger and integration charges

In the quarter ended March 23, 2013, we incurred merger and integration charges of $1 million related to our acquisition of WBD, recorded in the Europe segment. In the quarter ended March 24, 2012, we incurred merger and integration charges of $2 million related to our acquisition of WBD, recorded in the Europe segment. In the year ended December 29, 2012, we incurred merger and integration charges of $16 million related to our acquisition of WBD, including $11 million recorded in the Europe segment and $5 million recorded in interest expense.

Restructuring and impairment charges

In the quarter ended March 23, 2013, we incurred restructuring and impairment charges of $11 million in conjunction with our multi-year productivity plan (Productivity Plan), including $2 million recorded in the FLNA segment, $4 million recorded in the LAF segment, $4 million recorded in the Europe segment, $1 million recorded in the AMEA segment, $1 million recorded in corporate unallocated expenses, and income of $1 million recorded in the QFNA segment representing adjustments of previously recorded amounts. In the quarter ended March 24, 2012, we incurred restructuring and impairment charges of $33 million in conjunction with our Productivity Plan, including $8 million recorded in the FLNA segment, $5 million recorded in the QFNA segment, $6 million recorded in the LAF segment, $8 million recorded in the PAB segment, $9 million recorded in the AMEA segment, and income of $1 million and $2 million recorded in the Europe segment and in corporate unallocated expenses, respectively, representing adjustments of previously recorded amounts. In the year ended December 29, 2012, we incurred restructuring charges of $279 million in conjunction with our Productivity Plan, including $38 million recorded in the FLNA segment, $9 million recorded in the QFNA segment, $50 million recorded in the LAF segment, $102 million recorded in the PAB segment, $42 million recorded in the Europe segment, $28 million recorded in the AMEA segment and $10

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million recorded in corporate unallocated expenses. The Productivity Plan includes actions in every aspect of our business that we believe will strengthen our complementary food, snack and beverage businesses by leveraging new technologies and processes across PepsiCo’s operations, go-to-market and information systems; heightening the focus on best practice sharing across the globe; consolidating manufacturing, warehouse and sales facilities; and implementing simplified organization structures, with wider spans of control and fewer layers of management.

Restructuring and other charges related to the transaction with Tingyi

In the year ended December 29, 2012, we recorded restructuring and other charges of $150 million in the AMEA segment related to the transaction with Tingyi.

Pension lump sum settlement charge

In the year ended December 29, 2012, we recorded a pension lump sum settlement charge of $195 million.

Tax benefit related to tax court decision

In the year ended December 29, 2012, we recognized a non-cash tax benefit of $217 million associated with a favorable tax court decision related to the classification of financial instruments.

Venezuela currency devaluation

In the quarter ended March 23, 2013, we recorded a $111 million net charge related to the devaluation of the bolivar fuerte for our Venezuela businesses. $124 million of this charge was recorded in corporate unallocated expenses, with the balance (equity income of $13 million) recorded in our PAB segment.

Management operating cash flow (excluding certain items)

Additionally, management operating cash flow (excluding the items noted in the Net Cash Provided by Operating Activities Reconciliation table) is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Additionally, we consider certain other items (included in the Net Cash Provided by Operating Activities Reconciliation table) in evaluating management operating cash flow which we believe investors should consider in evaluating our management operating cash flow results.

2013 guidance

Our 2013 core tax rate guidance and our 2013 core constant currency EPS guidance exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of WBD, restructuring and impairment charges and charges related to the Venezuela currency devaluation. Our 2013 organic revenue guidance excludes the impact of acquisitions, divestitures and other structural changes. In addition, our 2013 organic revenue guidance and our 2013 core constant currency EPS guidance exclude the impact of foreign exchange. We are not able to reconcile our full-year projected 2013 core tax rate guidance to our full-year projected 2013 reported tax rate or our 2013 core constant currency EPS guidance to our full-year projected 2013 reported EPS growth because we are unable to predict the 2013 impact of foreign exchange or the mark-to-market net impact on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. In addition, we are unable to reconcile our full-year projected 2013 organic revenue guidance to our full-year projected 2013 reported net

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revenue growth because we are unable to predict the 2013 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.

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